Exhibit 99.1

Contacts:

Felicia Spagnoli	Justine Alonzo
Media Relations	Investor Relations
Color Kinetics Incorporated	Color Kinetics Incorporated
617-701-2292	617-701-2272
fspagnoli@colorkinetics.com	jalonzo@colorkinetics.com
COLOR KINETICS REPORTS RECORD REVENUES FOR SECOND QUARTER 2006
Second quarter revenues increase 21% year over year to $15.5 million
Boston, MA — August 3, 2006 — Color Kinetics Incorporated (NASDAQ: CLRK), a leading innovator of LED lighting systems and technologies, today announced its results of operations for the second quarter of 2006. Revenues were $15.5 million, an increase of 21% from the $12.9 million reported in the second quarter of 2005. Net income for the second quarter was $1.0 million or $0.05 per fully diluted share prior to non-cash charges of $613,000 associated with the FAS 123R accounting standard. GAAP net income was $425,000 or $0.02 per fully diluted share, compared to $1.0 million or $0.05 per fully diluted share for the second quarter of 2005.
“Our strong second quarter performance reflects continuing worldwide demand for versatile, efficient LED-based alternatives to conventional lighting in many markets — whether for dynamic architectural lighting, visual merchandising, or international concert tours. We have also shown that opportunities exist well beyond the core lighting market, as evidenced by our growing licensing program,” said Bill Sims, President and CEO, Color Kinetics. “We continue to build on our legacy of market leadership by developing the next important technologies, enabling new applications, and working towards industry standards that will drive even broader adoption.”
Second quarter highlights include:
•	29% growth in Lighting Systems revenues year over year, driven by record performance in North America

•	Record overall gross margins at 57%

•	Record licensing revenues of $705,000, and new agreements signed with Martin Professional, Dialight, and iLight Technologies

•	The award of a grant of approximately $1.7 million by the U.S. Department of Energy to accelerate product development for general illumination

•	The issuance of five new U.S. patents

•	Completion of RoHS compliance ahead of deadline, ensuring uninterrupted sales to Europe
For the third quarter of 2006, the company currently targets revenues within the range of $16.3 million to $17.3 million, with net income of $0.06 to $0.08 per fully diluted share prior to any stock-based compensation expense. Net income reflecting FAS 123R stock compensation is expected to be between $0.03 and $0.05 per fully diluted share.
Color Kinetics will host a conference call to review its second quarter results after the close of market today. The conference call may be accessed by dial-in number or via the Internet as follows:
Domestic dial-in number: 800-561-2718
International dial-in number: 617-614-3525
Passcode: 69680408
Webcast: http://phx.corporate-ir.net/phoenix.zhtml?c=178448&p=irol-irhome
A dial-in replay of the conference call will be available from 7:00 pm ET on August 3 through August 10 at 888-286-8010 (domestic),
617-801-6888 (international), passcode: 84048728. The webcast will be archived and available for one year via the Investor Relations section of Color Kinetics’ website.
About Color Kinetics
Color Kinetics Incorporated (NASDAQ: CLRK) transforms environments through new, dynamic uses of light. Its award-winning lighting systems and technologies apply the benefits of LEDs as a highly efficient, long lasting, environmentally friendly, and inherently digital source of illumination — reinventing light itself as a highly controllable medium. Color Kinetics also enables widespread adoption of LED lighting through OEM and licensing partnerships in diverse markets. The company is headquartered in Boston, MA with offices in the UK, China, and Japan. More information is available at www.colorkinetics.com.
# # #
©2006 Color Kinetics Incorporated. All rights reserved. Color Kinetics and the Color Kinetics logo are registered trademarks of Color Kinetics Incorporated. All other trademarks mentioned are the property of their respective owners.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Color Kinetics Incorporated’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events and results. For a discussion of such risks and uncertainties, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the Twelve Months Ended December 31, 2005, File Number 000-50798, and most recent 10-Q, each as filed with the Securities and Exchange Commission.

Color Kinetics Incorporated
Condensed Consolidated Balance Sheets
(Unaudited and in thousands, except per share data)

	June 30,	December 31,
	2006	2005
ASSETS

CURRENT ASSETS:
Cash and equivalents	$35,829	$43,032
Investments	21,915	14,137
Restricted cash	—	100
Accounts receivable, net of allowance for doubtful accounts	10,043	7,813
Accounts receivable from related party	233	249
Inventory	6,518	7,159
Prepaid expenses and other current assets	2,054	1,436

Total current assets	76,592	73,926
PROPERTY AND EQUIPMENT—net	1,644	1,026
INTANGIBLE ASSETS—net	292	—
INVESTMENT IN JOINT VENTURE	877	887
RESTRICTED CASH—Non-current portion	500	900

TOTAL ASSETS	$79,905	$76,739

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,531	$1,019
Accounts payable to related party	210	63
Accrued expenses	2,236	2,169
Accrued compensation	2,225	2,251
Accrued restructuring	374	385
Accrued warranty	862	876
Deferred revenue	434	231

Total current liabilities	7,872	6,994

ACCRUED RESTRUCTURING—Non-current portion	62	243

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value	19	18
Additional paid-in capital	101,086	99,210
Accumulated other comprehensive income	(141)	(120)
Accumulated deficit	(28,993)	(29,606)

Total stockholders’ equity	71,971	69,502

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$79,905	$76,739

Color Kinetics Incorporated
Condensed Consolidated Statements of Income
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2006			2005	2006			2005
	GAAP	SFAS 123R	Non-GAAP		GAAP	SFAS 123R	Non-GAAP
REVENUES:
Lighting systems	$13,729		$13,729	$10,672	$26,827		$26,827	$20,311
OEM and licensing	1,805		1,805	2,181	3,365		3,365	4,058

Total revenues	15,534		15,534	12,853	30,192		30,192	24,369
COST OF REVENUES:
Lighting systems	6,036	$(17)	6,019	5,045	12,135	$(36)	12,099	9,688
OEM and licensing	635	—	635	1,065	1,175	—	1,175	1,966

Total cost of revenues	6,671	(17)	6,654	6,110	13,310	(36)	13,274	11,654

GROSS PROFIT	8,863	17	8,880	6,743	16,882	36	16,918	12,715

OPERATING EXPENSES:
Selling and marketing	4,322	(117)	4,205	2,833	8,077	(233)	7,844	5,253
Research and development	1,801	(97)	1,704	1,175	3,405	(221)	3,184	2,207
General and administrative	2,908	(382)	2,526	2,025	5,999	(664)	5,335	4,252

Total operating expenses	9,031	(596)	8,435	6,033	17,481	(1,118)	16,363	11,712

INCOME (LOSS) FROM OPERATIONS	(168)	613	445	710	(599)	1,154	555	1,003
INTEREST INCOME	636	—	636	365	1,198	—	1,198	704
EQUITY IN EARNINGS (LOSS) OF JOINT VENTURE	(43)	—	(43)	(26)	14	—	14	14

NET INCOME	$425	$613	$1,038	$1,049	$613	$1,154	$1,767	$1,721

EARNINGS PER SHARE:
Basic	$0.02	$0.03	$0.06	$0.06	$0.03	$0.06	$0.10	$0.10
Diluted	$0.02	$0.03	$0.05	$0.05	$0.03	$0.06	$0.09	$0.09
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	18,506	18,506	18,506	18,126	18,458	18,458	18,458	18,043
Diluted	19,974	19,974	19,974	19,468	19,960	19,960	19,960	19,502

Color Kinetics Incorporated
Condensed Consolidated Statements of Cash Flows
(Unaudited and in thousands)

	Six Months Ended June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$613	$1,721
Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	584	470
Stock-based compensation	1,170	16
Loss on disposal of property and equipment	—	3
Equity in earnings of joint venture	(14)	(14)
Common stock issued for services	47	13
Changes in assets and liabilities:
Accounts receivable	(2,214)	(455)
Inventory	641	(1,997)
Prepaid expenses and other current assets	(618)	32
Accounts payable	659	(328)
Accrued expenses	27	(485)
Deferred revenue	203	63
Accrued restructuring	(192)	(202)

Cash flows from operating activities	906	(1,163)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(11,228)	(17,569)
Maturities of investments	3,455	21,215
Purchases of property and equipment	(1,194)	(523)
Purchase of patent	(300)	—
Proceeds from restricted cash	500	—

Cash flows from investing activities	(8,767)	3,123

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	528	924
Proceeds from issuance of common stock	132	153

Cash flows from financing activities	660	1,077

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(2)	—

INCREASE (DECREASE) IN CASH AND EQUIVALENTS	(7,203)	3,037
CASH AND EQUIVALENTS—Beginning of period	43,032	26,198

CASH AND EQUIVALENTS—End of period	$35,829	$29,235